EXHIBIT 1

                             JOINT FILING AGREEMENT

THIS  AGREEMENT  dated  the 3rd day  of  January,  2002.

WHEREAS:

A. Since their latest filings on Schedule 13D, MFC Bancorp Ltd. ("MFC"), MFC Merchant Bank S.A. ("Merchant Bank"), a wholly-owned subsidiary of MFC, and Sutton Park International Ltd. ("Sutton Park"), a wholly owned subsidiary of MFC, effected transactions in securities of Mymetics Corporation ("Mymetics"); and

B. MFC, Merchant Bank and Sutton Park (each a "Filer" and collectively, the "Filers") are responsible for filing a Schedule 13D/A (the "Schedule 13D/A") relating to the acquisition or disposition of the shares of common stock of Mymetics, pursuant to U.S. securities laws.

NOW  THEREFORE  THE  PARTIES  AGREE  AS  FOLLOWS:

1. Each Filer covenants and agrees that it is individually eligible to use the Schedule 13D/A which is to be filed;

2. Each Filer is individually responsible for the timely filing of any amendments to the Schedule 13D/A, and for the completeness and accuracy of the information concerning themselves, but is not responsible for the completeness and accuracy of any of the information contained in the
     Schedule 13D/A as to the other Filer, unless such Filer knows or has reason to believe that the information is inaccurate;

3. This Schedule 13D/A contains the required information with regard to each Filer and indicates that it is filed on behalf of all the Filers; and

4. Each Filer agrees that the Schedule 13D/A to which this Joint Filing Agreement is attached as Exhibit 1 is filed on its behalf.

IN  WITNESS  WHEREOF the parties have duly executed this Joint Filing Agreement.

MFC  BANCORP  LTD.

By:  /s/ Michael J. Smith
     --------------------------------
     Michael  J.  Smith,  President

MFC  MERCHANT  BANK  S.A.

By:  /s/ Claudio Morandi
     --------------------------------
     Claudio  Morandi,  President

By:  /s/ Peter Hediger
     --------------------------------
     Peter  Hediger,  Vice  President

SUTTON  PARK  INTERNATIONAL  LTD.

By:  /s/ Michael J. Smith
     --------------------------------
     Michael  J.  Smith,  Director